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                                                                   EXHIBIT 4.1.4


                              ASSUMPTION AGREEMENT

                  ASSUMPTION AGREEMENT, dated as of [ ], 2001 (this "Agree ment"), made by Homer City OL1 LLC, Homer City OL2 LLC, Homer City OL3 LLC, Homer City OL4 LLC, Homer City OL5 LLC, Homer City OL6 LLC, Homer City OL7 LLC and Homer City OL8 LLC (each, an "Owner Lessor" and collectively, the "Owner Lessors"), the Bank of New York, as successors to United States Trust Company (the "Bondholder Trustee") and Homer City Funding LLC ("Homer City Funding").

                                    RECITALS

                  WHEREAS, Homer City Funding is a Delaware limited liability company and special purpose funding vehicle created for the purpose of engaging in the sale-leaseback transaction (the "Sale-Leaseback Transaction") involving certain facilities (the "Facilities") owned by EME Homer City Generation L.P. ("EME Homer City").

                  WHEREAS, Edison Mission Holdings Co. ("Holdings") entered into the Indenture, dated as of May 27, 1999, between Holdings and the United States Trust Company of New York (as amended from time to time, the "Indenture") pursuant to which Holdings issued 8.137% Senior Secured Bonds due 2019 and 8.734% Senior Secured Bonds due 2026 which it subsequently exchanged for a like amount of substantially similar bonds that had been registered under the Securities Act of 1933 (collectively, the "Bonds").

                  WHEREAS, the direct and indirect subsidiaries of Holdings, includ ing EME Homer City (collectively, the "Subsidiary Guarantors") entered into the Guarantee and Collateral Agreement, dated as of March 18, 1999, among Holdings, each Subsidiary Guarantor and the United States Trust Company of New York (as amended from time to time, the "Guarantee and Collateral Agreement") pursuant to which each Subsidiary Guarantor unconditionally guarantees the obligations of Holdings under the Indenture and the Bonds.

                  WHEREAS, in connection with the Sale-Leaseback Transaction, Holdings and each Subsidiary Guarantor were released from all their respective obligations under the Indenture, the Guarantee and Collateral Agreement and the related Bonds.

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                  WHEREAS, pursuant to the Bills of Sale and Participation
Agree ments, and in partial consideration for the sale of the Facilities, each Owner Lessor expressly assumed, on a several basis, a pro rata portion of all the obligations of EME Homer City under the Indenture and the related Bonds.

                  WHEREAS, Homer City Funding desires to expressly assume all obligations of the Owner Lessors under the Indenture and the related Bonds in consideration for the issuance to Homer City Funding by the Owner Lessors of notes in an aggregate principal amount of $[ ].

                  NOW THEREFORE, for and in consideration of the mutual promises and covenants set forth herein:

                  1.       ASSUMPTION.  Homer City Funding hereby
unconditionally and irrevocably assumes all obligations of each Owner Lessor under the Indenture and the related Bonds. Each Owner Lessor is released from its obligations under the Indenture and the related Bonds.

                  2. ACCEPTANCE. Each Owner Lessor hereby accepts this assump tion of all its respective obligations under the Indenture and the related Bonds.

                  3. ACKNOWLEDGMENT. The Bond Indenture Trustee acknowledges that, as a consequence of the assignment and assumption contained herein, no Owner Lessor has any liability under the Bonds and the Bond Indenture Trustee agrees, and by its acceptance, each holder of a bond agrees, that it will not look to the Owner Lessor for payments of any amounts owed in respect of the Bonds.

                  4.       BINDING OBLIGATION.  Each Owner Lessor and Homer
City Funding hereby represents that the obligations under the Indenture and the related Bonds constitute its legal, valid and binding obligation, enforceable in accordance with its terms.

                  5. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon each Owner Lessor and Homer City Funding and their respective heirs, successors and assigns as permitted under the Indenture.

                  6. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same instrument.

                  7. GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.


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                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first written above.

                                            HOMER CITY OL1 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL2 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL3 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL4, LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:




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                                            HOMER CITY OL5 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL6 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL7 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY OL8 LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            HOMER CITY FUNDING LLC


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


                                            BANK OF NEW YORK
                                              as successor to
                                            UNITED STATES TRUST COMPANY


                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


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